                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT
                              --------------------

      This Agreement is made and entered into as of August 17, 2001 (the "Effective Date"), by and between Eileen A. Kamerick (the "Executive") and BCOM3 Group, Inc. ("BCOM3") and Leo Burnett USA, Inc. ("LBU"), on behalf of themselves and each of their respective predecessors, successors, assigns, affiliates and subsidiaries (hereinafter sometimes collectively referred to as the "Company").

      The parties desire to enter into this Agreement pertaining to the employment of the Executive as Chief Financial Officer of BCOM3. Therefore, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive, LBU and BCOM3 as follows:

1.    Employment
      ----------

(a) Subject to the terms of this Agreement and during the Employment Term, Executive agrees to serve as the Chief Financial Officer of BCOM3 ("CFO").

(b) Subject to the terms of this Agreement, LBU agrees to employ the Executive during the Employment Term, to make Executive's services available to BCOM3 to serve as CFO, and to provide such compensation and benefits to Executive as are contained in this Agreement or later directed by BCOM3.

(c) BCOM3 agrees to compensate LBU for the entire cost of Executive's services during the Employment Term, including any costs that arise pursuant to this Agreement pursuant to a Change in Control or otherwise.

2.    Performance of Services.
      -----------------------

(a) During the Employment Term, the Executive shall devote her full time, energies and talents to serving as BCOM3's Chief Financial Officer.

(b) The Executive agrees that she shall perform her duties faithfully and efficiently subject to the directions of the Chief Executive Officer of BCOM3 (the "CEO"); provided, however, that the Executive shall not, without her consent, be assigned tasks that would be inconsistent with those of a CFO.

(c) Notwithstanding the foregoing provisions of this paragraph 2, during the Employment Term the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of personal investments, and activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar types of activities, to the extent that such other activities do not, in the judgment of the CEO, inhibit or prohibit the performance of the Executive's duties under this Agreement, or conflict in any material way with the business of the Company; provided that Executive shall not serve on the board of any business, or hold



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      any other position with any other for-profit business, without the prior consent of the CEO.

(d) The Executive shall be considered one of BCOM3's "Senior Management Employees," a group that includes other senior executives and officers, but not including the BCOM3 CEO. Except as provided in this Agreement, or as specifically authorized by the CEO with the Executive's approval, the Executive will be subject to Company policies, such as policies relating to conflict of interest, professional practices, benefits, expense reimbursement, etc., that are applicable to and consistently applied to BCOM3's other Senior Management Employees.

3.    Compensation and Benefits.
      -------------------------

Subject to the terms of this Agreement, during the Employment Term, while the Executive is employed by the Company, the Company shall compensate her for her services as follows:

(a) Salary. The Executive shall receive, for each 12-consecutive month period an annual base salary of not less than $500,000.00 (the "Salary"), paid in substantially equal monthly or more frequent installments. The Salary shall not be reduced unless the reduction is in connection with, and proportionate to, a reduction for other BCOM3 Senior Management Employees, and if reduced, shall be increased to at least $500,000.00 as quickly as and on the same terms as for other BCOM3 Senior Management Employees.

(b) Bonus. The Executive shall be entitled to receive bonuses from the Company pursuant to the BCOM3 Incentive Compensation Plan. The actual amount of the bonus will be determined by the CEO, at the CEO's sole discretion. However, the "target" bonus for each calendar year (the "Compensation Year") is 60% of the Salary paid in the Compensation Year, with 80% of the total bonus based on BCOM3 financial performance and 20% of the total bonus based on personal performance. The actual bonus amount for each Compensation Year is paid in the subsequent year, after financial results for BCOM3 for the Compansation Year are finalized.

(c) Options. The Executive shall be granted an option to purchase 10,000 shares of BCOM3 stock, with an exercise price determined by the Board as "fair value" at the time of grant, and a vesting schedule and other terms in accordance with the BCOM3 2000 Long-Term Equity Incentive Plan.

(d) Health and Welfare Benefits. In general, BCOM3 benefit plans will apply to the Executive as to other BCOM3 Senior Management Employees. Some of these plans are being designed currently. In the absence of a "BCOM3 benefit plan," the Executive shall immediately be eligible for participation in LBU health and welfare plans at the level accorded an Executive Vice President of LBU.

(e) Retirement Benefits. BCOM3 retirement plans are being designed currently. Such plans will apply to Executive as to other BCOM3 Senior Management Employees.


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(f)   Perquisites. The Executive shall be provided individual life insurance coverage in the amount of $1.5 million. The Executive shall be reimbursed for financial planning services in an amount up to $4,000 per year. The Executive shall be provided parking in the garage at 35 W. Wacker Drive, if available, or shall be reimbursed for parking at a nearby facility if parking at 35 W. Wacker Drive is not available. The Executive shall be entitled to reimbursement for up to $600 for an annual physical examination.

(g) D&O Insurance. The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Executive shall be covered under such insurance to the same extent as other BCOM3 Senior Management Employees.

(h) Signing Bonus. The Executive will be paid a one-time bonus of $125,000 to be paid within 30 days of the start of Executive's employment.

(i) Change in Control. The Company is in the process of adopting Change in Control benefits for key executives. The Change in Control benefit will be the same for all key executives of the Company (including the Executive, but not necessarily including the CEO). The terms of the Change in Control benefit cannot be specified or guaranteed, and are, in any event, subject to Board approval. However, the Change in Control benefit is expected to provide for "market normal" compensation in the case that a key executive is terminated or constructively terminated in connection with a Change in Control.

      The definition of a "Change in Control" for purposes of the general plan for key executives is subject to further discussion and Board approval. However, the following shall constitute a "Change in Control" for Executive, even if some such event would not be a "Change in Control" under the general plan for key executives:

      "Change in Control" means the occurrence of one or more of the following
       -----------------
      events at any time on or before December 31, 2005:

      (1) if any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Company employee benefit plan or a trustee or other administrator or fiduciary holding securities under a Company employee benefit plan or any voting trustee under the Voting Trust Agreement (an "Exempt Person"), is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bcom3 representing one-third or more of the combined voting power of Bcom3's then outstanding securities; or


      (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by Bcom3's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, or who were elected by Dentsu, cease for any reason to constitute a majority thereof; or

      (3) the stockholders of Bcom3 approve a merger or consolidation of Bcom3 with any other corporation, other than a merger or consolidation (A) which would result in all


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            or a portion of the voting securities of Bcom3 outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a direct or indirect parent of the surviving entity) more than two-thirds of the combined voting power of the voting securities of Bcom3 or such surviving entity (or direct or indirect parent of such surviving entity) outstanding immediately after such merger or consolidation or (B) by which the corporate existence of Bcom3 is not affected and following which Bcom3's directors retain their positions with Bcom3 (and constitute at least a majority of the Board); or

      (4) the stockholders of Bcom3 approve a plan of complete liquidation of Bcom3 or an agreement for the sale or disposition by Bcom3 of all or substantially all Bcom3's assets, other than a sale to an Exempt Person.

(j) Taxes. All amounts paid to or provided for the benefit of Executive shall be subject to Federal, State and local income tax and the respective withholding and reporting requirements imposed by law. No provision of this Agreement provides for or implies a "gross-up" for taxes due.

4     Key-Man Insurance
      -----------------

The Company shall be permitted (but not obligated) to maintain "key man" insurance that will provide benefit to the Company in the case of the Executive's death or Disability. The Executive shall cooperate in all reasonable ways to enable the Company to secure such insurance, including (without limitation) providing personal health information (to be maintained as confidentially as is possible in the circumstances) and submitting to periodic physical examinations by a licensed practicing physician, at the Company's expense.

5.    Termination of Employment
      -------------------------

For purposes of this Agreement, the "Employment Term" is the period from the date of this Agreement until the Executive's employment with the Company is terminated. The Executive's employment may be terminated only under the circumstances described in paragraphs 5(a) through 5(f):

(a)   Death. The Executive's employment hereunder will terminate upon her death.
      -----

(b)   Permanent Disability. The Company may terminate the Executive's employment
      --------------------
      upon a determination that she is Permanently Disabled. The Executive shall not in any case be considered "Permanently Disabled" unless (i) for a period of at least 90 consecutive days, the Executive, as a result of a physical or mental disability, has been incapable, after reasonable accommodation, of performing her duties under this Agreement on a permanent, full-time basis, and (ii) at the Date of Termination the Executive is eligible for income replacement benefits under the Company's long-term disability plan.

(c)   Cause. The CEO may terminate the Executive's employment hereunder at any
      -----
      time for Cause. For purposes of this Agreement, the term "Cause" shall mean:


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      (i)   Executive's willful and continued failure to substantially perform her duties with the Company under the Agreement (other than as a result of total or partial incapacity due to Disability) within a reasonable period of time after a written demand for substantial performance is delivered to the Executive;

      (ii) Any willful act or omission by Executive constituting dishonesty or fraud, or any act or omission by Executive constituting immoral conduct, which in any such case results in injury to the financial condition or business reputation of the Company;

      (iii) Executive's indictment of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business; or

      (iv) A material breach by Executive of the obligations described in paragraph 7(b) or a material breach of the restrictive covenants contained in section 8.

      For purposes of this Agreement, failure to attain financial or other business objectives shall not be deemed a failure to perform duties.

(d)   Good Reason. Executive may terminate her employment hereunder at any time
      -----------
      after 30 days after giving the CEO notice that there is Good Reason, if the Good Reason has not been cured or resolved before the end of that 30 days. For purposes of this Agreement, the term "Good Reason" shall mean:

      (i) Material diminution in Executive's title, position, duties or responsibilities, or the assignment to Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the position as CFO of the Company;

      (ii)  Removal from the position as CFO of BCOM3 (or its successor);

      (iii) A reduction in salary, or a material reduction in benefits, if contrary to the provisions of this Agreement and without a reasonable substitution of additional cash salary or alternate benefits;

      (iv) Relocation of Executive's principal workplace without her consent to a location more than 50 miles distant from its current location.

(e)   Termination by the Executive. The Executive may terminate her employment
      ----------------------------
      hereunder at any time with 90 days notice.

(f)   Termination by the Company. The CEO may terminate the Executive's
      ---------------------------
      employment hereunder at any time by giving the Executive written Notice of Termination, which Notice of Termination may be effective immediately. If the Executive's employment is terminated by the CEO and within a reasonable time period thereafter it is determined that circumstances existed which would have constituted a basis for termination of the Executive's employment for Cause (disregarding circumstances which could have been


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      remedied if notice had been given in accordance with paragraph 5(c)(i)), the Executive's employment will be deemed to have been terminated for Cause in accordance with paragraph 5(c).

(g)   Date of Termination. "Date of Termination" means the last day the
      -------------------
      Executive is employed by the Company.

(h)   Effect of Termination. If, on the Date of Termination, the Executive is a
      ---------------------
      member of the BCOM3 Board or any Board of any BCOM3 subsidiary, or holds any other position with BCOM3 or any BCOM3 subsidiary, the Executive shall resign from all such positions as of the Date of Termination.

6.    Rights Upon Termination.
      -----------------------

The Executive's right to payment and benefits under this Agreement for periods after her Date of Termination shall be determined in accordance with the following provisions of this paragraph 6. Except as specified, these rights are in lieu of the LBU standard severance policy or practice:

(a) In the case of any termination of employment for any reason, the Company will pay to the Executive:

      (i) The Executive's accrued, unpaid Salary and unreimbursed expenses for the period ending on the Date of Termination;

      (ii)  Any prior year annual incentive, earned but unpaid;

      (iii) Payment for unused vacation days, as determined in accordance with Company policy as in effect from time to time.

(b) In the case of termination by action of the CEO or the Company for any reason other than Death, Permanent Disability, or Cause, or in the case of termination by the Executive for Good Reason, the Company will pay severance amounts as follows:

            First 12 months: In addition to the payments described in (a) above,
            ---------------
            if the Date of Termination is during the first 12 months of the Employment Term, the Company will pay to the Executive a total of $800,000 (subject to applicable withholding taxes) in severance in equal installments over the following 12 months.

            After the first 12 months: In addition to the payments described in
            -------------------------
            (a) above, if the Date of Termination is after the first 12 months of the Employment Term, then BCOM3 standard severance policy shall apply. Currently that policy provides for severance payments computed on the basis of Salary continued for six months, and a pro-rated portion of Bonus in some circumstances.

      Any severance payments shall be reduced by any amount the Executive earns or receives from other employment during the period over which the payments are made. However,


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      Executive shall have no obligation to seek other employment or otherwise to mitigate the Company's payment obligations.

      Welfare benefits (medical, long-term disability, etc.) will be continued for the period over which severance payments are made. COBRA will continue thereafter as provided by law.

      Pension plans, stock options awards, and any other plan with a vesting schedule shall vest according to the terms of those plans.

7.    Duties on Termination.
      ---------------------

(a) Subject to the terms and conditions of this Agreement, during the period beginning on the date of delivery of a Notice of Termination, and ending on the Date of Termination, the Executive shall continue to perform her duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 7, the CEO may suspend the Executive from performing her duties under this Agreement following the delivery of a Notice of Termination; provided, however, that during the entire period from delivery of the Notice of Termination until the Date of Termination, the Executive shall continue to be treated as employed by the Company for other purposes, and her rights to compensation or benefits shall not be reduced by reason of the suspension.

(b) Following the Date of Termination, the Executive agrees to return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company, and to return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing any trade secrets relating to the Company. For purposes of the preceding sentence, the term "trade secrets" shall have the meaning ascribed to it under the Illinois Trade Secrets Act or, if such act is repealed, the Uniform Trade Secrets Act (on which the Illinois Trade Secrets Act is based). The Executive agrees to represent in writing to the Company upon termination of employment that she has complied with the foregoing provisions of this paragraph 7(b) and that she will comply with paragraphs 8 and 9.

8.    Confidential Information.
      ------------------------

The Executive agrees that:

(a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, except as necessary to carry out her duties to the Company and its subsidiaries, or except to the extent that the Executive has express authorization from the CEO, the Executive agrees to keep secret and confidential indefinitely, all Confidential Information, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.


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(b)   To the extent that any court or agency seeks to have the Executive disclose Confidential Information, she shall promptly inform the Company, and shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that the Executive obtains information on behalf of the Company or any of the Subsidiaries that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

(c) Nothing in the foregoing provisions of this paragraph 8 shall be construed so as to prevent the Executive from using, in connection with her employment for herself or an employer other than the Company or any of the Subsidiaries, knowledge which was acquired by her during the course of her employment with the Company and the Subsidiaries, and which is generally known to persons of her experience in other companies in the same industry.

(d) For purposes of this Agreement, the term "Confidential Information" shall include all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and the Subsidiaries which was acquired by or disclosed to the Executive during the course of her employment with the Company. For purposes of this Agreement, the term "Confidential Information" shall also include all non-public information concerning any other company that was shared with the Company or a Subsidiary subject to an agreement to maintain the confidentiality of such information.

(e) This paragraph 8 shall not be construed to unreasonably restrict the Executive's ability to disclose confidential information in an arbitration proceeding or a court proceeding in connection with the assertion of, or defense against, any claim of breach of this Agreement in accordance with paragraph 17. If there is a dispute between the Company and the Executive as to whether information may be disclosed in accordance with this paragraph (e), the matter shall be submitted to the arbitrators or the court (whichever is applicable) for decision.

(f) The Executive acknowledges that the Company would be irreparably injured by a violation of this paragraph 8 and she agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of this paragraph 8. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

9.    Assistance with Claims.
      ----------------------

With reasonable consideration for and accommodation of the Executive's employment or other commitments after the Termination Date, the Executive agrees to assist the Company and the Subsidiaries in defense of any claims that may be made against the Company and the Subsidiaries, and will assist the Company and the Subsidiaries in the prosecution of any claims that may be made by the Company or the Subsidiaries, to the extent that such claims may relate


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to services performed by the Executive for the Company and the Subsidiaries. The
Executive agrees to promptly inform the Company if she becomes aware of any lawsuits involving such claims that may be filed against the Company or any Subsidiary. The Company agrees to provide legal counsel to the Executive in connection with such assistance (to the extent legally permitted), and to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses. The Executive also agrees to promptly inform the Company if she is asked to assist in any investigation of the Company or the Subsidiaries (or their actions) that may relate to services performed by the Executive for the Company or the Subsidiaries, regardless of whether a lawsuit has then been filed against the Company or the Subsidiaries with respect to such investigation.

10.   Nonalienation.
      -------------

The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.


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11.   Amendment.
      ---------

This Agreement may be amended or cancelled only by mutual agreement of the parties in writing. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

12.   Applicable Law.
      --------------

The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any state. All disputes shall be arbitrated or litigated (whichever is applicable) in Chicago, Illinois.

13.   Severability.
      ------------

The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

14.   Waiver of Breach.
      ----------------

No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

15.   Successors.
      ----------

This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

15.   Notices.
      -------

Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or


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(c)   in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth below:

to the Company:

         BCOM3 Group, Inc.
         35 West Wacker Drive
         Chicago, IL 60601

to the Executive:

         Eileen A. Kamerick
         2658 D N Southport
         Chicago, IL 60614

All notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company, with a copy to the Chief Legal Officer of the Company.

Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

16.   Survival of Agreement.
      ---------------------

Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

17.   Other Company Policies and Agreements.
      --------------------------------------

Executive is or shall become subject to all Company employee and executive plans and agreements including, without limitation, the Conflict of Interest policy, the BCOM3 Stock Purchase Agreement and BCOM3's Separation Pay Policy. To the extent that a conflict exists between any of those agreements and any specific provision of this Agreement, the terms of this Agreement shall govern.

18.   Acknowledgment by Executive.
      ---------------------------

The Executive represents and warrants that she is not, and will not become a party to any agreement, contract, arrangement or understanding, whether of employment or otherwise, that would in any way restrict or prohibit her from undertaking or performing her duties in accordance with this Agreement.


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19.   Obligation of the Company.
      --------------------------

Each of BCOM3 and LBU shall be jointly and severally liable to the Executive for all obligations of the Company or any of BCOM3 or LBU under this Agreement.

IN WITNESS THEREOF, the Executive has hereunto set her hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Effective Date.

                            LEO BURNETT USA, INC.

                            By     /s/ Christian E. Kimball
                                ---------------------------------------------
                              Its   Executive Vice President
                                  -------------------------------------------


                            BCOM3 GROUP, INC.

                            By     /s/ Christian E. Kimball
                                ------------------------------
                              Its Chief Legal Officer and Corporate Secretary
                                  -------------------------------------------

/s/ Eileen A. Kamerick
------------------------
Eileen A. Kamerick

ATTEST:


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